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                                                                   EXHIBIT 10.29


                          ENTERPRISING HEALTHCARE, INC.

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of this 19th day of July, 1996, between Enterprising HealthCare, Inc. (the "Company"), an Arizona corporation and wholly-owned subsidiary of Transition Systems, Inc. ("TSI"), TSI and Anthony R. Fonze (the "Executive").

                                R E C I T A L S:
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         WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the employment of the Executive by the Company;

         WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein;

         NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION 1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President of the Company and, in such capacity, shall report directly to the President of TSI. The Executive shall have such duties as are typically performed by a President, together with such additional duties, commensurate with the Executive's skills and expertise and his position as President, as may be assigned to the Executive from time to time by the President of TSI or by the Board of Directors of the Company (the "Board of Directors"). In addition, TSI shall appoint the Executive a Vice President of TSI. The principal location of the Executive's employment shall be at the Company's office located in Tucson, Arizona, although the Executive understands and agrees that he may be reasonably required to travel from time to time for business reasons.

         SECTION 2. TERM. Subject to the provisions and conditions of this Agreement (including Section 6), the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the first anniversary of the date hereof and shall be automatically extended for successive one-year periods thereafter unless either the Executive or the Company shall have given the other notice of termination at least ninety days in advance of the applicable


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anniversary hereof. Such period, as extended in accordance with the terms of this Section 2, shall be referred to herein as the "Employment Term".

         SECTION 3. COMPENSATION.

         (a) SALARY. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $130,000 per annum with increases, if any, as may be approved in writing by the Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

         (b) BENEFITS. During the Employment Term, in addition to the Salary, the Executive shall be entitled to participate in health, insurance, pension, and other benefits provided to executives of TSI on terms no less favorable than those available to such executives generally. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to executives of TSI in accordance with TSI's policy in effect from time to time generally. The Executive will be given the benefit of his period of employment by EHI prior to the date of this Agreement for purposes of determining benefits hereunder.

         (c) BONUS PLAN. The Executive shall be eligible to receive an annual cash bonus ("Bonus") of up to $130,000 if certain performance goals to be determined by the Board of Directors are met.

         (d) STOCK OPTIONS. On the date of this Agreement, the Executive will be granted a non-qualified stock option for 105,000 shares of TSI's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, which option shall provide that one-sixth of the shares will vest on each of the six-month and twelve-month anniversaries of the date of this Agreement and one-third of the shares will vest on each of the twenty-four-month and forty-second-month anniversaries of the date of this Agreement. Upon the Executive's written request to TSI made within the thirty consecutive days following the date of this Agreement, TSI will replace this option with another non-qualified option identical to the original except for the date of grant and the exercise price, which price shall instead be the fair market value of TSI's Common Stock on the business day succeeding the date on which such written request from the Executive is received by TSI.

         SECTION 4. EXCLUSIVITY. During the Employment Term, the Executive shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all

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respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Chief Executive Officer in accordance with the terms of this Agreement, and shall use his best efforts to promote and serve the interests of the Company, except that the Executive may engage in any activities that, either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder, including without limitation (i) the activities of professional trade organizations related to the business of the Company and (ii) subject to Section 7(a) hereof, engage in personal investing activities.

         SECTION 5. REIMBURSEMENT FOR EXPENSES. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

         SECTION 6. TERMINATION AND DEFAULT.

         (a) DEATH. This Agreement shall automatically terminate upon the death of the Executive and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(f) below.

         (b) DISABILITY. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation and benefits required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 120 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event this Agreement (other than Sections 6(f), 7, 8 and 11 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall terminate.

         (c) JUST CAUSE. The Company may terminate this Agreement (other than
Section 6(f) hereof) at any time effective (x) in the case of termination under this Section 6(c) for Just Cause, upon delivery of a written notice to the Executive and (y) in the case of termination for other than Just Cause, upon 30 days' written notice to the Executive. If the Executive's employment is terminated pursuant to this Section 6(c), the Executive shall be entitled to receive the amounts specified in

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Section 6(f) below. In the event of termination pursuant to this Section 6(c)
for Just Cause, the Company shall deliver to the Executive written notice pursuant to a vote of the Board of Directors setting forth the basis for such termination, which notice shall specifically set forth the nature of the Just Cause which is the reason for such termination. For purposes of this Agreement, "Just Cause" shall mean: (i) fraud, embezzlement or other deliberate dishonesty of the Executive with respect to the Company or any subsidiary or affiliate thereof; (ii) conviction of the Executive for commission of a felony; or (iii) gross and willful failure of the Executive to perform his duties hereunder, which failure continues for more than thirty (30) days following receipt by the Executive of written notice given pursuant to a vote of the Board of Directors, such vote to set forth in reasonable detail the nature of such failure.

         (d) GOOD REASON. The Executive may terminate this Agreement (other than Sections 6(f), 7, 8 and 11) for "Good Reason" if he resigns from his employment hereunder following a material default by the Company in the performance of its obligations hereunder and such default shall not have been corrected by the Company within thirty (30) days of receipt by the Company of written notice from the Executive of the occurrence of such default, which notice shall specifically set forth the nature of such default. If the Executive terminates his employment hereunder for Good Reason pursuant to this Section 6(d), the Executive shall be entitled to receive the amounts specified in Section 6(f). The date of termination of the Executive's employment under this Section 6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than thirty (30) days after receipt by the Company of written notice of such resignation, provided that such resignation shall not be effective and the default shall be deemed to have been cured if such default is corrected by the Company during such 30-day period.

         (e) RESIGNATION. The Executive shall have the right immediately to terminate this Agreement (other than Sections 6(f), 7, 8 and 11) by giving notice of the Executive's resignation other than for Good Reason. Upon receipt of such notice, this Agreement, (other than Sections 6(f), 7, 8 and 11), shall terminate immediately.

         (f) PAYMENTS. In the event that the Executive's employment hereunder terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary, benefits provided pursuant to Section 3(b) hereof or unreimbursed expenses. In the event the Executive's employment hereunder is terminated by the Company without Just Cause or by the Executive with Good Reason, in addition to the amounts specified in the foregoing sentence, (i) the Executive shall continue to receive

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the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for a period of one year following the date of such termination (the "Severance Term") and (ii) the Executive shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term. In the event the Executive accepts other employment or engages in his own business prior to the last date of the Severance Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) the amounts paid to the Executive in respect of such other employment or business activity. Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(f), be paid promptly upon any termination. Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease, except for his rights under this Section 6(f) and his obligations under Sections 7, 8 and 11 hereunder.

         SECTION 7. SECRECY AND NON-COMPETITION.

         (a) NO COMPETING EMPLOYMENT. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the second anniversary of the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period"), the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity (a "Person"), whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activity that involves or is related to healthcare decision support systems or the development, production, marketing or selling of products, processes, techniques or technology that are identical to, substantially similar to or competitive with the products developed, produced, marketed or sold by the Company or TSI during the Restricted Period; PROVIDED, HOWEVER, that nothing herein shall be construed as preventing the Executive from making passive investments in a Person engaging in any such activity if the securities of such

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Person are publicly traded and such investment constitutes less than five percent (5%) of the outstanding shares of capital stock or comparable equity interests of such Person.

         (b) NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or, if acquired following the Employment Term, such information that, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, that is or was used in the business of the Company or any subsidiaries or affiliates thereof (collectively, "Confidential Information"); PROVIDED, HOWEVER, that the limitations set forth above shall not apply to any Confidential Information that (A) is then generally known to the public; (B) became or becomes generally known to the public through no fault of the Executive; or (C) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. The Executive agrees and acknowledges that all of such Confidential Information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such Confidential Information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment; PROVIDED, HOWEVER, that the Executive's counsel shall be entitled to retain a copy of all such Confidential Information solely for purposes of defending against any claims of a breach by the Executive of this Section 7(b), so long as such counsel agrees to keep such Confidential Information confidential for all other purposes.


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         (c) NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other Person (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company, its affiliates or subsidiaries, or otherwise directly or indirectly interfere with the relationship of the Company, its affiliates or subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company, its affiliates or subsidiaries or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries or affiliates, PROVIDED, HOWEVER, that this restriction shall be construed to prevent the Executive from soliciting customers or clients only with respect to any business in which the Executive is not permitted to participate pursuant to Section 7(a) hereof. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 7(c) unless the Executive's name is contained in such advertisements or solicitations.

         (d) INVENTIONS, ETC. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his or her employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

         SECTION 8. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in

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Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in
Section 7 hereof.

         SECTION 9. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; PROVIDED, HOWEVER, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 10. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; PROVIDED, HOWEVER, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

         SECTION 11. SEVERABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable

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term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 12. NOTICES.

         (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

                  (1) if to the Executive, at 3160 N. San Remo, Tucson, Arizona 85715, or at such other address as the Executive may have furnished the Company in writing, or

                  (2) if to the Company, at 3160 N. San Remo, Tucson, Arizona 85715, or at such other address as it may have furnished in writing to the Executive.


         (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         SECTION 13. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         SECTION 14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                             ENTERPRISING HEALTHCARE, INC.


                                             By: /s/ Donald Cook
                                                 -------------------------------
                                                 Donald Cook, Vice President




                                             /s/ Anthony Fonze
                                             -----------------------------------
                                             ANTHONY FONZE


                                             TRANSITION SYSTEMS, INC.


                                             By: /s/ Robert Raco
                                                 -------------------------------
                                                 Robert Raco, President



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